     As filed with the Securities and Exchange Commission on August 10, 1999

                                             Registration No. 333_______________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

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                               VALUE AMERICA, INC.
             (Exact name of registrant as specified in its charter)


          VIRGINIA                                             33-0712568
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           identification number)

                               1560 INSURANCE LANE
                         CHARLOTTESVILLE, VIRGINIA 22911
                    (Address of Principal Executive Offices)

                                 (804) 817-7700
              (Registrant's telephone number, including area code)

                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 DEAN M. JOHNSON
                            EXECUTIVE VICE PRESIDENT,
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                               VALUE AMERICA, INC.
                               1560 INSURANCE LANE
                         CHARLOTTESVILLE, VIRGINIA 22911
                                 (804) 817-7700
   (Name and address, including zip code, and telephone number, including area code, of agent for service)

                          ---------------------------
                                 With a copy to:

                             R. SCOTT KILGORE, ESQ.
                           WILMER, CUTLER & PICKERING
                               2445 M STREET, N.W.
                             WASHINGTON, D.C. 20037

                          ---------------------------
                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                                                Proposed         Proposed
                                         Title of                                Maximum         Maximum
                                        Securities               Amount         Offering        Aggregate      Amount of
                                           to be                  to be           Price          Offering     Registration
       Name of Plan                     Registered             Registered     Per Share (1)     Price (1)       Fee (1)
----------------------------------------------------------------------------------------------------------------------------

1997 Stock Incentive Plan             Common Stock, no          6,250,000         $7.51        $46,937,500     $13,846.56
(the "1997 Plan")                     par value
----------------------------------------------------------------------------------------------------------------------------


(1) In accordance with Rule 457(h), the aggregate offering price and the amount of the registration fee are based on 6,250,000 options previously granted pursuant to the 1997 Plan and a weighted average per share exercise price of $7.51.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Value America, Inc. (the "Registrant" or the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the SEC or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      ITEM 3. Incorporation of Documents by Reference

      The Company hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (prior to filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      (a)   Prospectus on Form 424B1 filed by the Company on April 8, 1999.

      (b) The Company's Report on Form 10-Q for the period ended March 31, 1999 filed on May 20, 1999.

      (c) The description of the Company's Common Stock which is incorporated by reference in the Prospectus on Form 424B1 filed by the Company on April 8, 1999, including any amendment or report filed for the purpose of updating such description.

      ITEM 4. Description of Securities

      Not Applicable.

      ITEM 5. Interests of Named Experts and Counsel

      The validity of the shares of Company Common Stock that may be issued pursuant to options granted under the 1997 Plan is being passed upon for the Company by LeClair Ryan, a Professional Corporation, Richmond, Virginia. Gary D. LeClair, the Chairman of LeClair Ryan is a director of the Company, and Mr. LeClair and certain of his partners beneficially own, in the aggregate, 201,252 shares of Company Common Stock.

      ITEM 6. Indemnification of Directors and Officers

      The Company's Articles of Incorporation provide that no director or officer of the Company shall be liable to the Company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct in any proceeding brought by or in the right of the Company or brought by or on behalf of shareholders of the Company, except for liability resulting from that person's having engaged in willful misconduct or a knowing violation of criminal law, or any federal or state securities law.

      The Company's Articles of Incorporation further provide that the Company shall indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Company or brought by or on behalf of shareholders of the Company, by reason of the fact that the person is or was a director or officer of the Company, or (ii) any director or officer who is or was serving at the request of the Company as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by that person in connection with the proceeding unless that person engaged in willful misconduct or a knowing violation of the criminal law.

      The Board of Directors of the Company is authorized to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of the contract.

      There is no pending litigation or proceeding involving an officer or director of the Company as to which indemnification is being sought, and the Company is not aware of any threatened litigation that may result in claims for indemnification by any officer or director. The rights of indemnification provided in the Company's Articles of Incorporation are nonexclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors, or otherwise. In addition, the Articles of Incorporation authorize the Company to maintain insurance on behalf of any person who is or was a director, officer or agent of the Company, whether or not the Company would have the power to provide indemnification to such person.

      ITEM 7. Exemption from Registration Claimed

      Not Applicable.

      ITEM 8. Exhibits

      The Exhibit Index attached to this Registration Statement is incorporated herein by reference.

      ITEM 9. Undertakings

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report



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

      pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement reflating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]











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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlottesville, Virginia on the 5th day of August, 1999.

                                              VALUE AMERICA, INC.

                                              By: /s/ Dean M. Johnson
                                              ------------------------------
                                              Dean M. Johnson
                                              Chief Financial Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Craig A. Winn, Thomas Morgan and Dean M. Johnson as his or her true and lawful attorney-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                                   Title                                              Date
    ---------                                   -----                                              ----


/s/  Craig A. Winn                              Chairman of the Board                           August 5, 1999
--------------------
 Craig A. Winn



/s/ Thomas Morgan                               Chief Executive Officer                         August 5, 1999
-----------------------------                   (Principal executive officer)
 Thomas Morgan



/s/ Dean M. Johnson                             Executive Vice President, Chief                 August 5, 1999
------------------------                        Financial Officer, Secretary
Dean M. Johnson                                 (Principal Financial Officer)



/s/ Sandra T. Watson                            Senior Vice President - Finance                 August 5, 1999
-----------------------------------             (Principal Accounting Officer)
Sandra T. Watson





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


/s/ William J. Bennett                          Director                                        August 5, 1999
----------------------------
William J. Bennett



/s/  Thomas J. Casey                            Director                                        August 4, 1999
----------------------------
Thomas J. Casey



                                                Director                                        August   , 1999
------------------------------
Roy Keith



/s/ Gary D. LeClair                             Director                                        August 5, 1999
-----------------------------
Gary D. LeClair



---------------------------------               Director                                        August   , 1999
Gerard R. Roche



/s/ William D. Savoy                            Director                                        August 5, 1999
----------------------------
William D. Savoy



                                                Director                                        August     , 1999
-------------------------------
Rex Scatena



/s/ Frederick W. Smith                          Director                                        August 5, 1999
------------------------------
Frederick W. Smith



                                                Director                                        August   , 1999
------------------------------
Michael R. Steed



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


                                  EXHIBIT INDEX


EXHIBIT
NUMBER      DESCRIPTION
------      -----------

4.1*        1997 Stock Incentive Plan

4.2         First Amendment to 1997 Stock Incentive Plan

5 Opinion of LeClair Ryan, as to the legality of the securities being registered

23          Consent of PricewaterhouseCoopers LLP

24          Power of attorney (included on signature pages of this Registration
            Statement)

------------------------

* Incorporated by reference to Value America's Registration Statement on Form S-1 Amendment No. 1 (File No. 333-70961) as filed with the SEC on March 18, 1999.




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